UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 15, 2008

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0001260793	56-2356626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

C/O BC ACQUISITION SUB, LLC

C/O BPG PROPERTIES LTD.

770 TOWNSHIP LINE ROAD, SUITE 150

YARDLEY, PA 19067

 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (215) 496-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.       Changes in Control of Registrant.

On January 15, 2008, Boston Capital Real Estate Investment Trust, Inc. (the “Company”) completed the merger (the “Merger”) of the Company with and into BC Acquisition Sub, LLC, a Delaware limited liability company (“Merger Sub”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 23, 2007, by and among the Company, BC Acquisition Investors, LLC, a Delaware limited liability company (“Parent”), and Merger Sub.  Parent and Merger Sub are affiliates of BPG Properties, Ltd. (“BPG”), which acquired the Company on behalf of BPG Investment Partnership VIII, L.P. and BPG Investment Partnership VIII A, L.P. (collectively, the “BPG Funds”).

As a result of the completion the Merger, Merger Sub acquired one hundred percent of the outstanding shares of common stock, par value $.001 per share, of the Company (“Common Shares”) for an aggregate cash consideration of $102,563,033.

In connection with the Merger, BPG arranged for the refinancing of the first mortgage debt encumbering the Company’s Alderwood, Bay Pointe, Boulder Creek, Bridge Creek, Ridgegate, Ridgetop, Savannah Oaks, Settler's Point, Spicewood and Wellington properties in an aggregate amount of $185.2 million.  Approximately $31.8 million of the proceeds from this refinancing and approximately $70.8 million in equity financing from the BPG Funds were used to pay the merger consideration to holders of Common Shares.  The refinancing was provided by Freddie Mac through Deustche Bank Berkshire Mortgage, Inc.

Pursuant to the terms of the Merger Agreement, each Common Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was canceled and converted into the right to receive cash, without interest, in the amount of  (i) $13.30, plus (ii) an amount equal to the product obtained by multiplying $0.00164384 by the number of days from January 1, 2008 through the date immediately prior to the closing date of the Merger, which occurred on January 15, 2008 (the “Per Share Merger Consideration”).  In addition, each outstanding option to purchase Common Shares (an “Option”) was canceled and converted into the right to receive a single cash payment equal to the product of (x) the number of Common Shares issuable upon exercise of the Option (assuming full vesting) immediately prior to the Effective Time, and (y) the excess of the Per Merger Consideration over the exercise price per Common Share issuable upon exercise of such Option immediately prior to the Effective Time.  The foregoing description of the foregoing terms of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which was filed with the Securities and Exchange Commission on October 25, 2007 as Exhibit 2.1 to a Current Report on Form 8-K and is incorporated herein by reference.

On January 15, 2008, BPG issued press releases relating to the completion of the Merger, which are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 and are incorporated by reference into this Item 5.01 in their entirety.

Item 9.01.       Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 15, 2008.
99.2	Press Release dated January 15, 2008.
99.3	Press Release dated January 15, 2008.
99.4	Press Release dated January 15, 2008.
99.5	Press Release dated January 15, 2008.
99.6	Press Release dated January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2008	BC ACQUISITION SUB, LLC (as successor by merger to Boston Capital Real Estate Investment Trust, Inc.)

	By:	/s/ Joseph F. Mullen
	Name:	Joseph F. Mullen
	Title:	Senior Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 15, 2008.

99.2	Press Release dated January 15, 2008.

99.3	Press Release dated January 15, 2008.

99.4	Press Release dated January 15, 2008.

99.5	Press Release dated January 15, 2008.

99.6	Press Release dated January 15, 2008.